Registration Statement No. 333-206013 Dated January 8, 2016; Rule 433 Page 1 10 Year Fixed Rate Notes due 2026 Global Notes, Series A Final Terms of the Notes Issuer : Deutsche Bank AG Issuer Rating : BBB+ (S&P), A3 Negative (Moody’s), A– (Fitch) Form of Debt : Senior, unsecured Lead Manager : Deutsche Bank Securities Nominal Amount : USD 750,000,000 Trade Date : 08 January 2016 Issue Date : 13 January 2016 Maturity Date : 13 January 2026 Coupon : 4.10% Spread to Benchmark : 200 bps Benchmark : UST 2.25% November 2025 Reoffer Price : 99.846% Reoffer Yield : 4.119% Day Count Basis : 30/360, unadjusted following Payment Dates : Semi-annual in arrears, payable 13 January and 13 July of each year, commencing 13 July 2016 Early Redemption : None Redemption : 100.00% Business Days : New York and TARGET Listing : None Denominations : USD 1,000 ISIN : US25152R2Y86 CUSIP : 25152R2Y8 Senior Co-managers : BB&T Capital Markets, a division of BB&T Securities, LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC Co-managers : Academy Securities, Inc., BNY Mellon Capital Markets, LLC, Comerica Securities, Inc., KeyBanc Capital Markets Inc., Mischler Financial Group, Inc., Regions Securities LLC, The Huntington Investment Company, U.S. Bancorp Investments, Inc. Settlement : DTC and Euroclear/Clearstream Calculation Agent : Deutsche Bank AG Documentation : SEC Registered Resolution Measures: Holders of the notes will be bound by and will be deemed to irrevocably consent to the imposition of any Resolution Measures (as defined below) by the Issuer’s competent resolution authority, which may include the write down of all, or a portion, of any payment on the notes or the conversion of the notes into ordinary shares or other instruments of ownership. In a resolution or German insolvency proceeding with respect to the issuer, certain unsecured unsubordinated obligations of the issuer, including some of the other senior debt securities issued under the prospectus, would be satisfied first by operation of law before the notes. Please see “Resolution Measures and Deemed Agreement” below for more information. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement, prospectus addendum and prospectus. • Prospectus supplement dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf • Prospectus addendum dated January 1, 2016: http://www.sec.gov/Archives/edgar/data/1159508/000095010316009887/crt-dp62226_424b3.pdf • Prospectus dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000119312515273165/d40464d424b2.htm Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and this term sheet if you so request by calling toll-free 1-800-503-4611.

Registration Statement No. 333-206013 Dated January 8, 2016; Rule 433 Page 1 10 Year Fixed Rate Notes due 2026 Global Notes, Series A THE NOTES MAY BE WRITTEN DOWN, BE CONVERTED INTO ORDINARY SHARES OR OTHER INSTRUMENTS OF OWNERSHIP OR BECOME SUBJECT TO OTHER RESOLUTION MEASURES AND, IN A RESOLUTION OR GERMAN INSOLVENCY PROCEEDING WITH RESPECT TO THE ISSUER, CERTAIN UNSECURED UNSUBORDINATED OBLIGATIONS OF THE ISSUER, INCLUDING SOME OF THE OTHER SENIOR DEBT SECURITIES ISSUED UNDER THE PROSPECTUS, WOULD BE SATISFIED FIRST BY OPERATION OF LAW BEFORE THE NOTES. YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT IF ANY SUCH MEASURE BECOMES APPLICABLE TO US. The Resolution Mechanism Act provides that, among the unsecured unsubordinated obligations of the issuer, those obligations that are excluded from the statutory definition of “debt instruments” under the Resolution Mechanism Act would be satisfied first in a German insolvency proceeding with respect to the issuer. This prioritization would also be given effect in a resolution proceeding with respect to the issuer, so that obligations excluded from the statutory definition of “debt instruments” would be written down or converted into common equity tier 1 instruments only after eligible liabilities that are debt instruments have been written down or so converted. Among those unsecured unsubordinated obligations that fall outside the statutory definition of “debt instruments” and would be satisfied first under the Resolution Mechanism Act are senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment. This order of priorities would apply to resolution and German insolvency proceedings commenced on or after January 1, 2017 with retroactive effect for outstanding debt instruments of the issuer. In a resolution or German insolvency proceeding with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities issued under the prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” We expect the notes offered herein to be classified as Non-Structured Debt Securities. In a resolution or German insolvency proceeding with respect to the issuer, the Structured Debt Securities that are also issued under the prospectus are expected to be among the unsecured unsubordinated obligations that would be satisfied before the Non-Structured Debt Securities as described above. The Resolution Mechanism Act could lead to increased losses for the holders of the notes if insolvency proceedings were initiated or Resolution Measures imposed upon the issuer. Imposition of a Resolution Measure would likely occur if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool. You may lose some or all of your investment in the notes if a Resolution Measure becomes applicable to us. By acquiring the notes, you would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the notes following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the notes, under the Indenture or for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act. Furthermore, because the notes are subject to any Resolution Measure, secondary market trading in the notes may not follow the trading behavior associated with similar types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure. In addition, secondary market trading in the notes may not follow the trading behavior associated either with Structured Debt Securities issued by us or with notes issued by other financial institutions that are not subject to the Resolution Mechanism Act or similar laws. In addition, by your acquisition of the notes, you waive, to the fullest extent permitted by the Trust Indenture Act, any and all claims against the trustee and the relevant agents for, agree not to initiate a suit against the trustee and the relevant agents in respect of, and agree that neither the trustee nor the relevant agents will be liable for, any action that the trustee or the relevant agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure.

Registration Statement No. 333-206013 Dated January 8, 2016; Rule 433 Page 1 10 Year Fixed Rate Notes due 2026 Global Notes, Series A THE NOTES MAY BE WRITTEN DOWN, BE CONVERTED INTO ORDINARY SHARES OR OTHER INSTRUMENTS OF OWNERSHIP OR BECOME SUBJECT TO OTHER RESOLUTION MEASURES AND, IN A RESOLUTION OR GERMAN INSOLVENCY PROCEEDING WITH RESPECT TO THE ISSUER, CERTAIN UNSECURED UNSUBORDINATED OBLIGATIONS OF THE ISSUER, INCLUDING SOME OF THE OTHER SENIOR DEBT SECURITIES ISSUED UNDER THE PROSPECTUS, WOULD BE SATISFIED FIRST BY OPERATION OF LAW BEFORE THE NOTES. YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT IF ANY SUCH MEASURE BECOMES APPLICABLE TO US. The Resolution Mechanism Act provides that, among the unsecured unsubordinated obligations of the issuer, those obligations that are excluded from the statutory definition of “debt instruments” under the Resolution Mechanism Act would be satisfied first in a German insolvency proceeding with respect to the issuer. This prioritization would also be given effect in a resolution proceeding with respect to the issuer, so that obligations excluded from the statutory definition of “debt instruments” would be written down or converted into common equity tier 1 instruments only after eligible liabilities that are debt instruments have been written down or so converted. Among those unsecured unsubordinated obligations that fall outside the statutory definition of “debt instruments” and would be satisfied first under the Resolution Mechanism Act are senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment. This order of priorities would apply to resolution and German insolvency proceedings commenced on or after January 1, 2017 with retroactive effect for outstanding debt instruments of the issuer. In a resolution or German insolvency proceeding with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities issued under the prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” We expect the notes offered herein to be classified as Non-Structured Debt Securities. In a resolution or German insolvency proceeding with respect to the issuer, the Structured Debt Securities that are also issued under the prospectus are expected to be among the unsecured unsubordinated obligations that would be satisfied before the Non-Structured Debt Securities as described above. The Resolution Mechanism Act could lead to increased losses for the holders of the notes if insolvency proceedings were initiated or Resolution Measures imposed upon the issuer. Imposition of a Resolution Measure would likely occur if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool. You may lose some or all of your investment in the notes if a Resolution Measure becomes applicable to us. By acquiring the notes, you would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the notes following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the notes, under the Indenture or for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act. Furthermore, because the notes are subject to any Resolution Measure, secondary market trading in the notes may not follow the trading behavior associated with similar types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure. In addition, secondary market trading in the notes may not follow the trading behavior associated either with Structured Debt Securities issued by us or with notes issued by other financial institutions that are not subject to the Resolution Mechanism Act or similar laws. In addition, by your acquisition of the notes, you waive, to the fullest extent permitted by the Trust Indenture Act, any and all claims against the trustee and the relevant agents for, agree not to initiate a suit against the trustee and the relevant agents in respect of, and agree that neither the trustee nor the relevant agents will be liable for, any action that the trustee or the relevant agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure.